SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2004

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard
Milpitas, CA
95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 7.                Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

99.1*	Press release issued by Adaptec, Inc. on April 6, 2004.

*           This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 12.  Results of Operations and Financial Condition.

On April 6, 2004, Adaptec, Inc. issued a press release announcing that it expects it fourth quarter revenue and earnings to exceed expectations from projections made in the Company’s conference call on January 26, 2004.  A copy of Adaptec’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The pro forma information provided in the attached press release, is a supplement to, not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP).  The pro forma results have been adjusted on a consistent basis to exclude certain expenses, gains and losses and we believe these results provide a more complete understanding of our underlying operational results and trends.  Consistent with our historical practice, the pro forma measures included in the attached press release have been reconciled to the most directly comparable GAAP measures.

The information in this report shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
(principal financial officer)		Date: April 6, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1*	Press release issued by Adaptec, Inc. on April 6, 2004.

*           This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.